Exhibit 99.1

NEI Announces Financial Results for the Fourth Quarter and Fiscal Year 2008

CANTON, Mass.--(BUSINESS WIRE)--November 6, 2008--NEI (NASDAQ: NENG), a leading provider of server appliance products and services for storage, security and communications software vendors, today reported financial results for its fiscal fourth quarter ended September 30, 2008.

Fourth Quarter Financial Performance

  Net revenues of $40.9 million, an increase of 17 percent, compared to $35.1 million in the fiscal fourth quarter of 2007 and within guidance of $39 million to $41 million. The increase in net revenues for the fourth quarter of 2008 was primarily due to the acquisition of Alliance Systems, Inc. in October 2007.
  Gross profit of 14.8 percent of net revenues compared to 18.8 percent in the fiscal fourth quarter of 2007 and above guidance of 13.5 percent to 14.5 percent.
  Operating expenses were $15.8 million, including $8.7 million of goodwill impairment charges, $394,000 of stock-based compensation expense, $485,000 of amortization of acquired intangible assets, and $444,000 of restructuring charges. Operating expenses were in line with guidance of between $7.0 million to $7.2 million excluding goodwill impairment charges, which were excluded from the guidance previously provided. Operating expenses compared to $5.2 million, which included $535,000 of stock-based compensation, in the fiscal fourth quarter of 2007.
  Operating loss of $(9.7) million compared to operating income of $1.4 million in the fiscal fourth quarter of 2007.
  Net loss on a GAAP basis was $(9.7) million, or $(0.22) per share, which included $8.7 million of goodwill impairment charges that resulted from the annual impairment review of goodwill, $436,000 of stock-based compensation charges, $485,000 of amortization expenses, and $444,000 of restructuring charges. Excluding the goodwill impairment charge, which was excluded from guidance, the results were better than guidance of a net loss of $(1.3) million to $(1.7) million. Net loss on a GAAP basis compared to net income of $1.8 million, or $0.04 per share, in the fourth fiscal quarter of 2007.
  Non-GAAP net income, which excludes goodwill impairment, stock-based compensation, amortization expenses, and restructuring charges, was $299,000, or $0.01 per share. Non-GAAP net income compared to $2.4 million, or $0.06 per share, in the fourth fiscal quarter of 2007.

Greg Shortell, President and Chief Executive Officer of NEI, commented, “The challenging economic environment had a negative effect on many of our customers during the fourth quarter. While we are not pleased with our financial results, we did bring in 23 new design wins in the last two quarters, exceeding our goal of 20 design wins during the second half of the year.”

Mr. Shortell continued, “Fiscal 2008 was a productive year operationally for NEI. We successfully bought and integrated Alliance Systems, adding leadership positions in Telco and VOIP integration and diversifying our customer base. We broadened our product set; we now have robust offerings serving four separate market sectors – data storage, security, telecommunications and enterprise communications.”

NEI had two customers that comprised more than 10 percent of revenue for the fiscal fourth quarter. EMC comprised 36 percent of total revenues during the fiscal fourth quarter, compared to 86 percent in the year ago quarter and 40 percent in the June 2008 quarter. This percentage decrease is primarily due to the October 2007 acquisition of Alliance Systems. A second NEI customer comprised 16 percent of revenue during the fourth quarter of 2008 and 12 percent in the June 2008 quarter.

NEI added 17 new appliance design wins during the quarter, including 7 that were with customers with run-rate businesses. These results support NEI’s strategy to engage with customers that have established, revenue generating appliance solutions, which shortens the time-to-revenue from those engagements.

Mr. Shortell concluded, “As we look forward to fiscal 2009, we remain confident in our ability to reach our goals. We are in a strong financial position, and our value proposition to our customer remains sound. We have strong relationships with our customers, and a strategic plan in place to retain, up sell, and grow our client base. We remain focused on our long-term strengths as a preferred provider of purpose-built platforms, appliances and support services.”

Fiscal Year 2008 Financial Performance

  Net revenues for the year ended September 30, 2008 were $197.5 million, compared to $119.6 million for the year ended September 30, 2007.
  Net loss for the year ended September 30, 2008 was $(8.5) million, or $(0.19) per share, and includes goodwill impairment charges of $8.7 million, stock compensation expense of $1.9 million, amortization of acquired intangible assets expense of $1.9 million and restructuring charges of $444,000. This compares to net income of $2.5 million, or $0.06 per share, including stock compensation expense of $2.4 million, for the fiscal year ended September 30, 2007.

Business Outlook

NEI currently anticipates the following results for its fiscal 2009 first quarter ending December 31, 2008 based on current forecasts from certain partners and historical trends.

  Net revenues in the range of $35 million to $40 million.
  Gross profit in the range of 13.0 percent to 14.5 percent of net revenues.
  Operating expenses between $6.7 million and $7.2 million, including an estimated $410,000 of stock-based compensation expense and an estimated amortization of intangible assets of $440,000 related to the acquisition of Alliance Systems.
  Net loss on a GAAP basis between $(1.4) million and $(2.0) million.
  Net loss on a non-GAAP basis between $(500,000) and $(1.1) million, which excludes an estimated $450,000 of stock-based compensation expense and estimated amortization of identifiable intangible assets of $440,000.

“Our expected results for the first quarter of fiscal 2009 are consistent with the economic environment we are facing," stated Doug Bryant, Chief Financial Officer. “Because our visibility in this economic climate is more limited than normal, we have expanded our forecasted revenue range to account for this greater level of uncertainty.”

Mr. Bryant continued, “In addition, we have decided to suspend our stock repurchase plan upon the expiration of our current 10b5-1 plan on November 7, 2008. While we still believe that the repurchase of our stock is a good investment, we believe it is more important in this economic environment to conserve cash. We will continue to identify areas for cost savings and evaluate operational efficiencies as we seek to effectively manage our business and improve profitability.”

Conference Call Details

In conjunction with this announcement, NEI management will conduct a conference call at 9:00 a.m. (ET) today, November 6, to discuss the Company's operating performance and financial outlook. The conference call will be available live via the Internet by accessing the NEI web site at www.nei.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial (866) 550-6338 or (347) 284-6930 and enter “1451467.” For those who cannot access the live broadcast, a replay will be available by dialing (888) 203-1112 or (719) 457-0820 and entering “1451467” from three hours after the end of the call until 12:00 p.m. (ET) on November 13, 2008. The replay will also be available at the NEI web site.

Important Information About Non-GAAP References

References by NEI (the "Company") to non-GAAP net income or loss and non-GAAP per share information refer to net income or loss or per share information excluding stock-based compensation expense, amortization of intangible assets, goodwill impairment and restructuring charges. GAAP requires that these expenses and charges be included in determining net income or loss and per share information. The Company's management uses non-GAAP operating expenses, and associated non-GAAP net income or loss (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of its operating results for a number of reasons.

First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company's functional organizations since they are episodic in nature and unrelated to its core operating metrics. In addition, the Company's management excludes the financial statement effect of these items in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company's results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income or loss should be construed neither as an alternative to GAAP net income or loss or per share information as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company's results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with the Company’s reported GAAP results.

About NEI

NEI, the partner of choice for software developers, OEMs and service providers worldwide, is a leading developer of comprehensive platforms, appliances and support services deployed to reduce time to market, development time and total lifecycle costs. Founded in 1997, NEI is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NENG. For more information about NEI’s products and services, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company's future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, amortization of intangible assets, net loss, and any other statements about the Company’s management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2007 and the most recent Form 10-Q for the quarter ended June 30, 2008 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.

NEI
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Net revenues	$40,935	$35,086	$197,495	$119,627
Cost of revenues	34,881	28,473	165,152	96,375

Gross profit	6,054	6,613	32,343	23,252

Operating expenses:
Research and development	1,820	2,094	8,643	8,723
Selling and marketing	2,273	1,402	11,099	6,265
General and administrative	2,091	1,723	10,310	7,596
Amortization of intangible asset	485	-	1,891	-
Restructuring charges	444	-	444	-
Impairment of goodwill	8,669	-	8,669	-

Total operating expenses	15,782	5,219	41,056	22,584

(Loss) income from operations	(9,728)	1,394	(8,713)	668
Interest and other income, net	60	520	436	1,953

(Loss) income before income taxes	$(9,668)	$1,914	$(8,277)	$2,621
Provision for income taxes	67	80	200	119

Net (loss) income	$(9,735)	$1,834	$(8,477)	$2,502

Net (loss) income per share - basic and diluted	$(0.22)	$0.04	$(0.19)	$0.06

Shares used in computing basic net (loss) income per share	43,672	40,990	43,856	40,637
Shares used in computing diluted net (loss) income per share	43,672	41,418	43,856	41,256

The amounts in the table above include employee stock-based compensation as follows (in thousands):

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Cost of revenues	$42	$47	$183	$171
Research and development	152	292	725	1,169
Selling and marketing	70	62	323	305
General and administrative	172	181	715	801

	$436	$582	$1,946	$2,446

NEI
Non-GAAP Financial Measures and Reconciliations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

GAAP net (loss) income	$(9,735)	$1,834	$(8,477)	$2,502
Amortization of intangible asset	485	-	1,891	-
Restructuring charges	444	-	444	-
Goodwill impairment charge	8,669	-	8,669	-
Stock-based compensation	436	582	1,946	2,446

Non-GAAP net income	$299	$2,416	$4,473	$4,948

GAAP basic and diluted net (loss) income per share	$(0.22)	$0.04	$(0.19)	$0.06
Amortization of intangible asset	0.01	-	0.04	-
Restructuring charges	0.01	-	0.01	-
Goodwill impairment charge	0.20	-	0.20	-
Stock-based compensation	0.01	0.02	0.04	0.06

Non-GAAP basic and diluted net income per share	$0.01	$0.06	$0.10	$0.12

Shares used in computing GAAP and non-GAAP basic
net (loss) income per share	43,672	40,990	43,856	40,637

Shares used in computing GAAP diluted
net (loss) income per share	43,672	41,418	43,856	41,256

Shares used in computing non-GAAP diluted
net income per share	43,842	41,418	44,173	41,256

NEI
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	September 30,
	2008	2007
ASSETS

Current assets:

Cash and cash equivalents	$10,003	$44,403
Restricted cash	47	247
Accounts receivable, net	26,403	17,511
Income tax receivable	2,585	-
Inventories	21,380	10,175
Prepaid expenses and other current assets	2,009	1,077

Total current assets	62,427	73,413

Property and equipment, net	1,549	1,128
Intangible asset	9,884	-
Contingently returnable acquisition consideration	4,022	-
Other assets	183	281

Total assets	$78,065	$74,822

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$11,745	$10,189
Accrued liabilities	4,549	5,001
Deferred revenue	5,173	2,839

Total current liabilities	21,467	18,029

Deferred revenue	2,246	1,285

Total liabilities	23,713	19,314

Stockholders' equity:
Common stock	468	436
Treasury stock	(3,772)	(2,838)
Additional paid-in capital	195,228	187,005
Accumulated deficit	(137,572)	(129,095)

Total stockholders' equity	54,352	55,508

Total liabilities and stockholders' equity	$78,065	$74,822

NEI
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Cash flows from operating activities:
Net (loss) income	$(9,735)	$1,834	$(8,477)	$2,502
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	813	224	3,302	846
Stock-based compensation	436	582	1,946	2,446
Goodwill impairment charge	8,669	-	8,669	-
Other adjustments	54	48	158	61
Changes in operating assets and liabilities, net of effects of acquisition:	(1,326)	1,855	(4,351)	4,750

Net cash (used in) provided by operating activities	(1,089)	4,543	1,247	10,605

Net cash (used in) provided by investing activities	(357)	25,000	(34,986)	23,655
Net cash (used in) provided by financing activities	(764)	164	(636)	2,129
Effect of exchange rate differences on cash	-	-	(25)	-

Net (decrease) increase in cash and cash equivalents	(2,210)	29,707	(34,400)	36,389
Cash and cash equivalents, beginning of period	12,213	14,696	44,403	8,014

Cash and cash equivalents, end of period	$10,003	$44,403	$10,003	$44,403

CONTACT:
FD Ashton Partners
Mike Cummings or Geoff Grande, 781-332-1163